Exhibit 32

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Stephen Brock, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 of Public Company Management Corporation fully complies  with the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Public Company Management Corporation.

Date:  May 12, 2009

By:	/s/ Stephen Brock
Stephen Brock,
Chief Executive Officer and
Principal Financial Officer